UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________

Form 8-K
Current Report
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Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2020 (June 8, 2020)

SELECTQUOTE, INC.
(Exact name of registrant as specified in its charter)
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Commission file number: 001-39295

Delaware	94-3339273
(State of incorporation)	(I.R.S. Employer Identification No.)

6800 West 115th Street, Suite 2511
Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)
(913) 599-9225
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class: Common Stock	Trading Symbol	Name of each exchange on which registered
$0.01 par value	SLQT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On June 8, 2020, SelectQuote, Inc. (the “Company”) terminated that certain Credit Agreement, dated as of December 14, 2018, by and among ChoiceMark Insurance Services, Inc. (“ChoiceMark”), as borrower, Seguros Receivables, LLC, as administrative agent and collateral agent, and the lenders party thereto, as amended by that certain Amendment No. 1 to Credit Agreement, dated as of November 4, 2019 (as amended, the “Receivables Financing Agreement”). In connection with the termination, the Company repaid all of the outstanding obligations in respect of principal, interest and fees under the Receivables Financing Agreement, including a prepayment premium equal to 103% of the aggregate principal amount of the loans repaid, and terminated and released all security interests and liens granted in connection therewith. The material terms and conditions of the Receivables Financing Agreement were described in the section of the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-236555), entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Delayed Draw Credit Facilities,” and such descriptions are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTQUOTE, INC.

By:	/s/ Raffaele Sadun
Raffaele Sadun
Chief Financial Officer

Dated: June 10, 2020